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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 6 to the Registration Statement (Form S-3 No. 333-6397) and related Prospectus of Urohealth Systems, Inc. for the registration of 8,728,020 shares of its common stock and to the incorporation by reference therein of our reports dated July 8, 1997, with respect to the consolidated financial statements and schedule of Urohealth Systems, Inc. included in its Annual Report on Form 10-K/A, Amendment No. 2, filed with the Securities and Exchange Commission on September 2, 1997.


                                          /s/      ERNST & YOUNG LLP

Orange County, California

September 9, 1997